UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 30, 2012, Spectrum Brands Holdings, Inc. (“SB Holdings”; NYSE: SPB), a majority-owned subsidiary of Harbinger Group Inc. (NYSE: HRG), filed a Current Report on Form 8-K (“SB 8-K”) announcing that SB Holdings’ wholly-owned subsidiary, Spectrum Brands, Inc., had completed an amendment to its existing $300 million senior secured asset-based revolving credit facility (the “SB ABL Facility”), which among other things, lowered the interest rates and extended the maturity date of the SB ABL Facility. The amendment to the SB ABL Facility was completed on May 24, 2012.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the terms of the documents referenced in the SB 8-K. Interested parties should read the SB 8-K and SB Holdings’ other announcements and public filings regarding the amendment to the SB ABL Facility and any changes thereto (if any), by visiting SB Holdings’ website (http://www.spectrumbrands.com) and its filings with the Securities and Exchange Commission (www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President and Chief Financial Officer

Dated:  May 30, 2012